UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934
November 6, 2008

(Date of Report (Date of Earliest Event Reported))
LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390

(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code (734) 242-1444
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 2.05. Costs Associated with Exit or Disposal Activities.
On November 6, 2008, the management of La-Z-Boy Incorporated committed to a series of initiatives designed to respond to the challenges of the current operating environment. These initiatives include:
•	Immediately reducing its headcount by about 10%, or approximately 850 employees, across all levels of the company;

•	Closing 15 to 20 La-Z-Boy Furniture Galleries® stores, primarily dealer owned, over the next 90 to 120 days, due to the overall tightening of the credit markets;

•	Significantly reducing its planned fiscal 2009 capital expenditures from approximately $27 million to approximately $18 million to $20 million; and

•	Aggressively reducing its overall discretionary expenses and inventories to be in alignment with today’s volumes.
Severance and other benefit costs will result in an approximate $1.5 million to $2.5 million pre-tax charge, which will be cash expenditures incurred mainly in the third quarter of fiscal 2009.
Further information about the restructuring plan is set forth in the press release attached as Exhibit 99.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

99.1	Press Release issued by the Company, dated November 6, 2008, announcing corporate initiatives.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)
Date: November 7, 2008
BY:	/S/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller